Exhibit 4.1

ANESIVA, INC. SUBSCRIPTION

Investor ID Number

THIS RIGHTS CERTIFICATE, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS RIGHTS CERTIFICATE IS COMPLETED.

Anesiva, Inc. is conducting a rights offering (the “Rights Offering”) which entitles the holders of shares of the Company’s common stock (the “Stock”), as of the close of business on March 27, 2009 (the “Record Date”) to receive a right (each, a “Right”) to purchase $0.12 principal amount of notes (the “Basic Subscription Right”) per share of Stock owned.

For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus supplement dated April 2, 2009 (the “Prospectus”), which is incorporated herein by reference. Copies of the Prospectus are available upon request from BNY Mellon Shareowner Services (toll free 1-888-847-7893).

I hereby irrevocably subscribe for the principal amount of notes indicated on the form upon the terms and conditions specified in the Prospectus relating thereto. Receipt of the Prospectus is hereby acknowledged.

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SUBSCRIPTION CERTIFICATE NUMBER		CUSIP NUMBER

BASIC SUBSCRIPTION AMOUNT	RIGHTS	RECORD DATE SHARES

ANESIVA, INC.
SUBSCRIPTION FOR RIGHTS OFFERING
RECORD DATE

A.	Principal amount of notes subscribed for through the basic subscription privilege:

B.	Principal amount of notes subscribed for through the over subscription privilege (basic subscription privilege must be fully exercised):

C.	Total Subscription Price (sum lines A and B): $

D.	Method of Payment, check (1) or (2):

☐ (1) Certified or Cashier’s check or money order payable to BNY Mellon Shareowner Services (acting on behalf of The Bank Of New York Mellon, N.A., the Subscription Agent) or

☐ (2) Wire funds to: Mellon Bank, N.A., ABA: 043-000-261; Reorg Acct: 0018518; Reference: Anesiva (Job #236600)

HOW TO CONTACT BNY MELLON SHAREOWNER SERVICES

By Telephone – 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico
1-888-847-7893 (Toll Free)
From outside the U.S.
1-201-680-6654 (Collect)

SUBSCRIPTION FOR RIGHTS OFFERING OF ANESIVA, INC.
RETURN TO: THE BANK OF NEW YORK MELLON, N.A. C/O BNY MELLON SHAREOWNER SERVICES

WHERE TO FORWARD YOUR RIGHTS CERTIFICATE

By Mail:	By Overnight Courier or By Hand:

BNY Mellon Shareowner Services	BNY Mellon Shareowner Services
Attn: Corporate Action Dept., 27th Floor	Attn: Corporate Action Dept., 27th Floor
P.O. Box 3301	480 Washington Boulevard
South Hackensack, NJ 07606	Jersey City, NJ 07310

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., PACIFIC TIME, ON APRIL 28, 2009 AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER.

1 Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X Signature of Stockholder

Date

Daytime Telephone #

X Signature of Stockholder

Date

Daytime Telephone #

PLEASE CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER (TIN) BY COMPLETING THE INFORMATION IN BOX NUMBER 6 ON THE REVERSE SIDE.

SEE INSTRUCTIONS ON THE REVERSE SIDE

2 BASIC SUBSCRIPTION RIGHT AMOUNT

PRINCIPAL AMOUNT

3 OVER SUBSCRIPTION AMOUNT

PRINCIPAL AMOUNT

ENCLOSED IS MY CHECK FOR $

COMPLETE ALL APPLICABLE SECTIONS OF THIS FORM USING THE INSTRUCTIONS BELOW.

Œ	Sign and date Box 1 and include your day time phone number.

	Place an ☒ in the box and fill in the principal amount of notes you wish to subscribe for under your basic subscription privileges.

Ž	Place an ☒ in the box and fill in the principal amount of notes you wish to over subscribe for under your over subscription privileges. (Basic subscription privilege must be fully exercised).

	Rights card and calculation section for determining your basic/oversubscription privileges.

	PLEASE SIGN IN BOX 5 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 5 and sign to certify. Please note that BNY Mellon Shareowner Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non - U.S. Taxpayer, please complete and return form W-8BEN.

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., PACIFIC TIME, ON APRIL 28, 2009 AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER.

5 SUBSTITUTE FORM W-9 - Department of the Treasury, Internal Revenue Service

Payer’s Request for Taxpayer Identification Number (TIN)

Part 1 - PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER (“TIN”) IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW

FILL IN the space below.

Under penalties of perjury. I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding or, (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

EXEMPT PAYEE

Please check appropriate box:

Individual/Sole proprietor

Corporation

Partnership

Limited liability company

Enter the tax classification

D=disregarded entity

C=corporation

P=partnership

Other

Signature Date